Exhibit 99.1

United States Patent Issued for CorMedix’s Neutrolin® to Prevent Catheter Related
Bloodstream Infections (CRBI) and Clotting in Hemodialysis Catheters

Bridgewater, New Jersey, April 20, 2010 (Business Wire) – CorMedix Inc. (“CorMedix”) (NYSE Amex: CRMD.U), a pharmaceutical company focused on developing and commercializing therapeutic products for the treatment of cardiorenal disease, today announced that the U.S. Patent and Trademark Office has issued a patent for the use of Neutrolin® for preventing infection and clotting in hemodialysis catheters.  The invention further relates to an improved composition for maintaining patency of indwelling catheters involved in central blood access.  U.S. Patent No. 7,696,182 was issued to ND Partners, LLC, and expires in 2025.  CorMedix holds an exclusive worldwide license with ND Partners, LLC to develop Neutrolin® for the prevention of CRBI.

 “The issuance of this patent further fortifies our patent protection in the United States for Neutrolin®, and is a testament to our ongoing efforts to enhance our intellectual property portfolio for our development programs and our technology platform for the prevention of CRBI,” stated John C. Houghton, President and CEO of CorMedix.

About Neutrolin

Neutrolin® is an antimicrobial/anticoagulant liquid that “locks” a patient’s chronic central venous catheter between hemodialysis sessions to keep it free of CRBI and clotting.  It is poised to undergo pivotal trials.  We have exclusive worldwide rights to develop, manufacture and market Neutrolin®, which contains taurolidine, a broad-spectrum antimicrobial/antifungal compound, along with the anti-clotting agents citrate and heparin.

About CorMedix

CorMedix Inc. is a pharmaceutical company that seeks to in-license, develop and commercialize therapeutic products for the treatment of cardiac and renal dysfunction, also known as cardiorenal disease.  CorMedix’s goal is to treat kidney disease by reducing the commonly associated cardiovascular and metabolic complications, in effect, treating the kidney to treat the heart.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. All statements, other than statements of historical facts, regarding management’s expectations, beliefs, goals, plans or CorMedix’s prospects, future financial position, future revenues and projected costs should be considered forward-looking. Readers are cautioned that actual results may differ materially from projections or estimates due to a variety of important factors, including the outcome of clinical trials of CorMedix’s drug candidates and whether they demonstrate these candidates’ safety and effectiveness; the risks and uncertainties associated with: obtaining additional financing to support CorMedix’s research and development and clinical activities and operations; obtaining regulatory approvals to conduct clinical trials and to commercialize CorMedix’s drug candidates; CorMedix’s ability to enter into and maintain collaborations with third parties for its drug development programs; CorMedix’s dependence on its collaborations and its license relationships; achieving milestones under CorMedix’s collaborations; CorMedix’s’ dependence on preclinical and clinical investigators, preclinical and clinical research organizations, manufacturers and consultants; protecting the intellectual property developed by or licensed to CorMedix; and CorMedix’s ability to maintain listing on the NYSE Amex Stock Market. These and other risks are described in greater detail in CorMedix’s filings with the Securities and Exchange Commission. CorMedix may not actually achieve the goals or plans described in its forward-looking statements, and investors should not place undue reliance on these statements. CorMedix disclaims any intent or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

Contacts:
Brian Lenz
Chief Financial Officer
CorMedix Inc.
908-517-9486

Alan Roemer
Investor Relations
The Trout Group
646-378-2945